Exhibit 10.1

AMENDMENT
TO
PREFERRED STOCK PURCHASE AGREEMENT

This Amendment to Preferred Stock Purchase Agreement (this “Amendment”) is made effective as of August 31, 2010 (the “Amendment Date”) and is entered into by and among Paradigm Holdings, Inc., a Wyoming corporation (the “Company”), Hale Capital Partners, LP, a Delaware limited partnership (“Hale Capital”), and EREF PARA, LLC (“EREF PARA” and, collectively with Hale Capital, the “Purchasers”).

Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings set forth in the Agreement (as defined below).

WHEREAS, the Company and the Purchasers are parties to that certain Preferred Stock Purchase Agreement dated February 27, 2009 (the “Agreement”);

WHEREAS, the Company and the Purchasers are also parties to that certain Consent and Amendment to Purchase Agreement dated May 26, 2010 (the “Consent and Amendment”);

WHEREAS, the Agreement may be amended by a written instrument signed by Hale Capital and the Company; and

WHEREAS, each of the Purchasers and the Company recognize that it is in their best interests to provide that  the Warrants shall not be exercisable until the earlier to occur of (x) November 1, 2010 and (y) consummation of the Merger (as defined below) and that the Company shall be under no obligation to reserve shares for issuance with respect to the Warrants until the earlier to occur of (x) November 1, 2010 and (y) the consummation of the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchasers and the Company hereby agree as follows:

1.	Amendment of the Agreement.

The parties hereby agree to amend the terms of the Agreement as of the Amendment Date as provided below:

1.1           Amendment of Section 4.5(a).  Section 4.5(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a) After the earlier to occur of (x) November 1, 2010 and (y) the Amendment Date, the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.”

1.2           Amendment of Section 4.7.  Section 4.7 of the Agreement is hereby amended and restated in its entirety to read as follows:

“4.7           Exercise Procedures.  The form of Exercise Notice included in the Warrants sets forth the totality of the procedures required by the Purchasers in order to exercise the Warrants.  No other information or instructions shall be necessary to enable the Purchasers to exercise the Warrants.  After the earlier to occur of (x) November 1, 2010 and (y) the Amendment Date, the Warrants shall become exercisable and the Company shall honor exercises of the Warrants, and shall deliver all Underlying Shares, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.”

2.             Warrants.  Each of the parties hereto hereby agrees that, notwithstanding the terms of the Consent and Amendment and the Class A Warrants dated February 27, 2009 issued to each of Hale Capital and EREF PARA (the “Class A Warrants”) and the Class B Warrants dated February 27, 2009 issued to each of Hale Capital and EREF PARA (the “Class B Warrants” and collectively with the Class A Warrants, the “Warrants”), the Warrants shall not be exercisable until the earlier to occur of (x) November 1, 2010 and (y) consummation of the merger of the Company with and into Paradigm Holdings, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (the “Merger”); provided, that the foregoing restriction shall not apply in the event of a Fundamental Transaction (as defined in the Warrants).  Each of the parties hereto further agree, that notwithstanding the terms of the Consent and Amendment, the Warrants or the Certificate of Designations, that the Company shall be under no obligation to reserve shares for issuance with respect to the Warrants until the earlier to occur of (x) November 1, 2010 and (y) the consummation of the Merger.

3.             Miscellaneous.

3.1           No Other Changes.  All terms of the Agreement shall remain in full force and effect as amended hereby.

3.2           Governing Law.  This Amendment shall be governed in all respects by the internal laws of the State of New York as applied to agreements entered into among New York residents to be performed entirely within New York, without regard to principles of conflicts of law.

3.3           Severability.  If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

3.4           Counterparts.  This Amendment may be executed in any number of counterparts and signatures may be delivered by facsimile or other electronic means, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to Preferred Stock Purchase Agreement to be executed effective as of the date first set forth above.

PARADIGM HOLDINGS, INC.

By:	/s/Peter B. LaMontagne
Peter B. LaMontagne
President and Chief Executive Officer

HALE CAPITAL PARTNERS, LP

By:	/s/Martin M. Hale, Jr.
Martin M. Hale, Jr.
Chief Executive Officer

EREF PARA, LLC

By: Hale Fund Management, LLC, its Managing Member

By:	/s/Martin M. Hale, Jr.
Martin M. Hale, Jr.
Chief Executive Officer